Exhibit 99.2

Dean Foods Announces Pricing of $700 Million of 6.5%Senior Notes Due 2023

Dallas, Texas, February 20, 2015 – Dean Foods Company (NYSE: DF) (“Dean Foods” or the “Company”) announced today that it has priced its previously announced offering of $700 million in aggregate principal amount of 6.5% senior unsecured notes due 2023 (the “notes”) at an issue price of 100% of the principal amount of the notes. The issuance of the notes is expected to close on February 25, 2015.

The Company intends to use a portion of the net proceeds of the offering to finance the redemption of its outstanding senior unsecured notes due 2016. The Company intends to use the remaining net proceeds to repay a portion of the outstanding borrowings under the Company’s senior secured credit facility and receivables-backed facility.

The notes are being offered to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT DEAN FOODS

Dean Foods® is a leading food and beverage company and the largest processor and direct-to-store distributor of fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Over 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of the notes and the use of proceeds therefrom. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based, except as required by law.

*	The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**	PET is a trademark of The J.M. Smucker Company and is used by license.

CONTACT: Corporate Communications, Jamaison Schuler, +1 214-721-7766; or Investor Relations, Scott Vopni, +1-214-303-3438